SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970
State or Other Jurisdiction of Incorporation or Organization	Commission File Number	IRS Employer Identification No.

10 Waterview Boulevard Parsippany, New Jersey		07068
Address of Principal Executive Offices		Zip Code

Registrant's telephone number, including area code: (973) 541-3700
--------------

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 20, 2013, the Company issued a press release announcing financial results for the fourth quarter and full year ended December 31, 2012.  A copy of this press release and financial presentation are attached hereto as Exhibits 99.1 and 99.2.  A conference call and webcast presentation will be held on Thursday, February 21, 2013 at 10:00 am EST for management to discuss the Company's 2012 performance and 2013 guidance. Martin R. Benante, Chairman and CEO, David C. Adams, President and COO, and Glenn E. Tynan, CFO, will host the call.

The financial press release, access to the webcast and the accompanying financial presentation will be posted on Curtiss-Wright's website at www.curtisswright.com. For those unable to participate, a webcast replay will be available for 90 days on the Company's website beginning one hour after the call takes place. A conference call replay will also be available for 30 days.

Access Conference Call Replay:
Domestic: (855) 859-2056
International: (404) 537-3406
Passcode: 95354573

The information contained in this Current Report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any filing of the registrant with the Securities Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

99.1   Press Release dated February 20, 2013
99.2   Presentation shown during investor and securities analyst webcast on February 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS WRIGHT CORPORATION

By: /s/ Glenn E. Tynan
Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date: February 20, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 20, 2013

99.2	Presentation shown during investor and securities analyst webcast on February 21, 2013